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                                                                    EXHIBIT 99.1

                            SHARE PURCHASE AGREEMENT

        THIS SHARE PURCHASE AGREEMENT (this "Agreement") entered into as of June 29, 2000 ("Agreement Date"), by and among Timeline, Inc., a Washington corporation ("Buyer") and Terry Harvey, Jean Harvey, Michael Evans, Tracy Ellesmere, Mark Gray, William Seddon, John Walder, Nigel Pendse, Ian MacNaught Davis, Darren Bourget and Mark Buckler, (individually each a Shareholder or Seller, and collectively "Shareholders" or "Sellers"). Each of the Buyer and the Shareholders are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

A. The Shareholders own, in the aggregate, Eighty Seven and One-Half Percent (87 1/2%) of the issued shares of Analyst Financial Limited, a British corporation ("Seller's Corporation") which shares and individual ownership percentages are further described herein; and

B. The Shareholders desire to sell and Buyer desires to acquire all of the issued shares of Seller's Corporation not already owned by Buyer upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                             ARTICLE I. DEFINITIONS

"Affiliate" means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise.

"Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, Security Interests, losses, expenses, and fees, including all attorneys' fees and court costs but excluding staff overhead and general administrative costs.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Business" means the business of distributing Timeline, Inc. software products, its own software products, and consulting, maintenance and training, thereon.

"Environmental, Health and Safety Laws" means all applicable Federal, state, foreign and local laws, rules, regulations, court orders and judicial doctrines relating to the protection of health, safety and the environment.

"Existing Shareholder Agreements" means any agreements among the Shareholders and Seller's Corporation.

"GAAP" means United Kingdom generally accepted accounting principles as in effect from time to time consistently applied, or the equivalent as used and approved by the Society of Chartered Accountants for Great Britain.

"Indebtedness" of any Person means all obligations of such Person including, but not limited to, (i) all obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets; (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such


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Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; and (iv) capitalized lease obligations.

"Intellectual Property" means any and all of the following which is owned by, licensed by, licensed to, used or held for use by Seller's Corporation (including all copies and embodiments thereof, in electronic, written or other media): (i) all registered and unregistered trademarks, trade dress, service marks, logos and trade names (including, the names "Analyst Financials Limited", and all applications to register the same (the "Trademarks"); (ii) all registered and unregistered copyrights, and all applications to register the same (the "Copyrights"); (iii) all computer software and databases owned by Seller's Corporation or under development for Seller's Corporation by third parties (the "Software"); (iv) all categories of trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information and other confidential and proprietary information ("Proprietary Rights"); and (v) all licenses and agreements pursuant to which Seller's Corporation is acquired rights in or to any of the Trademarks or computer and databases (excluding software licensed to Seller's Corporation under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' businesses) ("Licenses-In").

"Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness, including, any liability for Taxes.

"Material Adverse Effect" means a material adverse effect or impact upon the Business, assets, financial condition, results of operations, or prospects of Seller's Corporation or on the ability of the Parties to consummate the transactions contemplated hereby.

"Ordinary Course of Business" means the ordinary course of business of Seller's Corporation or Buyer, consistent with past custom and practice of Seller's Corporation or Buyer, respectively, as the context herein may require (including with respect to quantity and frequency).

"Person" means any individual, trust, corporation, partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

"Security Interest" means any mortgage, pledge, security interest, charge, lien or other encumbrance or right of any third party.

"Stock" means, the shares par value Pound Sterling 1.0 per share of Seller's Corporation.

"Tax" or "Taxes" means any United Kingdom Inland Revenue or foreign income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                        ARTICLE II. THE PURCHASE AND SALE

        2.1 Purchase and Sale. Subject to the provisions of this Agreement, Buyer will purchase from Shareholders, and the Shareholders will sell, transfer and convey to Buyer, all of the Stock not already owned by Buyer, which will constitute all of the issued and outstanding shares of capital stock of Seller's Corporation as of the Closing Date (as defined herein), for the consideration specified below in this Article 2.


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        2.2    Purchase Price.

        (a) Buyer agrees to pay to the Shareholders at the Closing (the "Purchase Price") an amount, in the aggregate, equal to Eight Hundred Seventy Five Thousand Great Britain Pounds (Pound Sterling 875,000), less Ninety Three Seven Hundred Fifty Great Britain Pounds (Pound Sterling 93,750) which represents a negative adjustment for inter-company transactions plus

        (b) The amount by which Seller's Corporation balance sheet net worth or Shareholder's equity exceeds Fifty Thousand Great Britain Pounds (Pound Sterling 50,000.00) or less the amount by which such Shareholder's equity from such balance sheet is less than a negative Fifty Thousand Great Britain Pounds (Pound Sterling 50,000.00), each computed as of the date of closing.

        2.3    Adjustment to Purchase Price.

               (i) Within 60 days after the Closing Date, Buyer will cause Seller's Corporation to prepare and deliver to the Shareholders an unaudited consolidated balance sheet of Seller's Corporation as of the Closing Date immediately prior to giving effect to the transactions contemplated hereby, prepared in accordance with GAAP consistently applied (the "Closing Balance Sheet").

               (ii) If the Shareholders disagree with the computation of Closing Net Worth or the Closing Balance Sheet, the Shareholders shall, within 30 days after receipt of the Closing Balance Sheet, deliver a written notice (an "Objection Notice") to Buyer setting forth the Shareholders' calculation of Closing Net Worth. The Objection Notice shall specifically state and shall only state those items or amounts as to which the Shareholders disagrees and the basis of such disagreement, and the Shareholders shall be deemed to have agreed with all other items and amounts on the Closing Balance Sheet including the determination of Closing Net Worth. If an Objection Notice is not delivered within such time period, then the Closing Net Worth as set forth in the statement delivered by Seller's Corporation shall be conclusive and binding upon the Parties.

               (iii) If an Objection Notice is delivered within such time period, Buyer and the Shareholders shall, during the 15 days following the receipt by Buyer of such notice, use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine the amount of Closing Net Worth, but if they do not obtain a final resolution within such 15 days, Buyer and the Shareholders will jointly retain an accounting firm (the "Firm") with the appropriate background and experience to so act to resolve any remaining disagreements. If Buyer and the Shareholders are unable to agree on the choice of the Firm, the Firm shall be PriceWaterhouseCoopers (PWC) unless such firm is no longer "independent" with respect to either the Buyer or the Shareholders, in which case such firm shall select the Firm. Buyer and the s Representative shall direct the Firm to render a determination within 30 days of its retention and the Parties and their respective employees, including the employees of Seller's Corporation, shall cooperate with the Firm during its engagement. The Firm shall consider only those items and amounts which are listed in the Objection Notice which Buyer and the Shareholders are unable to resolve. The determination of the Firm will be conclusive and binding upon the Parties. The cost of such review and report by the Firm shall be borne one-half by the Shareholders and one-half by Buyer.

               (iv) Buyer and the Shareholders agree that they will, and agree to cause their respective independent accountants and Seller's Corporation and their independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheet and calculation of the Closing Net Worth and in the conduct of the reviews thereof by the Shareholders, and if applicable, the Firm, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

        (b) The post-closing adjustment payment shall be made in the following manner:

               (i) If a payment is due from the Shareholders to Buyer, the Shareholders shall, within three Business Days after the date the Closing Net Worth is finally determined under and in accordance with Section 2.3(a) above, deliver to the Buyer a cashier's or certified check, or wire transfer of immediately available funds to an account designated by Buyer, in an amount equal to the sum determined to be due.


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               (ii) If a payment is due from Buyer to the Shareholders, Buyer shall within three Business Days after the date the Closing Net Worth is finally determined under and in accordance with Section 2.3(a) above, deliver to the Shareholders a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the Shareholder Representative, in an amount equal to the sum determined to be due.

        2.4 Payment Terms. The full amount for the purchase price shall be paid at closing in a combination of cash and stock as set forth in Exhibit A, attached hereto and incorporated by this reference.

        2.5 Stock Valuation Provisions. The value of Buyer stock shall be equal to the greater of:

        (a) The average closing price for such stock listed on the US Over-The-Counter Bulletin Board (OTCBB) exchange during the ten (10) business days in which the stock actually traded which ends five (5) business days immediately preceding the closing date, above, no Insider of Buyer nor Buyer itself shall purchase shares of Buyer on the open market (except as may be out of their immediate control, such as purchases by independent stock brokerage firms on behalf of Buyer's Employee Stock Ownership Plan). Additionally, Seller's shall insure that no shareholder of Seller's Corporation shall sell or cause to be sold any shares of Buyer common stock during such period, or

        (b) Two and 61/100 Great Britain Pounds (Pound Sterling 2.61) per share.

             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLERS

As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Shareholders hereby severally warrant to Buyer that all of the statements contained in paragraphs 3.1, 3.2 and 3.3 of this Article 3 are correct and complete in all material respects as of the date of this Agreement, and Terry Harvey warrants to Buyer that all of the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement, in all cases except as set forth in the schedule attached to this Agreement disclosing exceptions to the representations and warranties set forth herein (the "Shareholders Disclosure Schedule"). The Shareholders Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Article 3. The parties agree that disclosure of a fact or item in any section of the Shareholders Disclosure Schedule shall be deemed to be disclosure for all sections referred to in this Agreement.

        3.1 Title. The Shareholders have good and marketable title to the shares of the Stock which are to be sold, transferred and assigned by the Shareholders pursuant to this Agreement, free and clear of any and all Security Interests, options or rights of any nature which constitutes 87.5% of the issued and outstanding Stock of Seller's Corporation. Schedule 3.1 of the Shareholders Disclosure Schedule sets forth a true and correct description of all shares of the Stock of Seller's Corporation owned by the Shareholders.

        3.2 Power and Authority of Shareholders. The Shareholders have the full right, power and authority to execute and deliver this Agreement and all other agreements entered into in connection herewith by the Shareholders, if any ("Related Agreements"), and to perform the Shareholders' obligations hereunder and thereunder. Specifically, the Shareholders hereby waive all pre-emption rights they may have under the Articles of Association of Seller's Corporation and all other rights that they may have in any other Agreement with respect to stock or compensation, except as contained in this Agreement, effective as of the date of Closing.

        3.3 No Shareholder Prohibition. No Shareholder is a party to (and if they are, they waive all rights therein with respect to the shares the subject of this Agreement), subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Shareholder or the consummation of the transactions contemplated hereby. As of the closing date, with the exception of liabilities specifically assumed, the parties agree that all liens and security interests will be released as of the date of Closing.

        3.4 Organization, Qualification and Corporate Power of Seller's Corporation. Seller's Corporation is a corporation duly organized, validly existing and in good standing under the laws of Great Britain. Seller's Corporation has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and correct copies of Seller's Corporation's Articles of Association as amended to date, have been delivered to Buyer. Seller's Corporation is qualified to conduct business


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and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified.

        3.5 Noncontravention. Except as set forth on Schedule 3.5 of the Shareholders Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will so far as English law is concerned (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine; (b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Seller's Corporation or any of the Shareholders are subject or any provision of the Articles of Association of Seller's Corporation or result in the creation of any Security Interest upon Seller's Corporation's assets pursuant to the terms thereof, or (c) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or approval under, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Seller's Corporation is a party or by which it is bound or to which any of its assets are subject, except where such violations, conflicts, breaches, defaults or other events would not, individually or in the aggregate, result in a Material Adverse Effect or materially delay or interfere with the consummation of the transactions contemplated hereby.

        3.6 No Consents. Neither Seller's Corporation nor any of the Shareholders are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person, in order for the parties hereto to consummate the transactions contemplated hereby and in order that such transactions will not constitute a breach or violation of, result in a right of termination or acceleration of or result in the creation of any Security Interest on Seller's Corporation's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit, except for (a) such notices, filings, authorizations, consents or approvals which, if not obtained, would not have a Material Adverse Effect, and (b) those notices, filings, authorizations, consents and approvals listed on Schedule 3.6 of the Shareholders Disclosure Schedule.

        3.7 Capitalization. The authorized share capital of Seller's Corporation consists solely of 1,000,000 ordinary shares of Pound Sterling 1 each, of which 1,000,000 are issued and fully paid as of the date hereof. Set forth on Schedule 3.7 of the Shareholders Disclosure Schedule is a true and correct description of (a) the full legal names and addresses of each holder of the issued shares, which Persons collectively constitute all of the owners of all of the issued shares; (b) the number of shares owned of record by each such holder and the certificate numbers of the stock certificates representing such shares; and (c) all of the current directors and officers of Seller's Corporation. Seller's Corporation has not authorized, offered, sold or issued any share capital other than the shares. All offerings, sales and issuances by Seller's Corporation of its Shares have been conducted in compliance with, in accordance with or in reliance upon exemptions from all applicable English laws. All of the issued shares of Seller's Corporation has been duly authorized, validly issued, fully paid. There are no currently outstanding or authorized options, warrants, rights, contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Seller's Corporation is a party or which are binding upon Seller's Corporation providing for the issuance, disposition, or acquisition of any of its share capital stock or securities convertible into or exchangeable for its shares. There are no outstanding phantom stock, or similar rights with respect to Seller's Corporation, and (save as provided by the Articles of Association of Seller's Corporation) there are no contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any shares of Seller's Corporation. There are no agreements, restrictions or understandings with respect to the voting of any of the share capital of Seller's Corporation.

        3.8 Subsidiaries. Seller's Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

        3.9    Financial Statements; Books and Records.

        (a) Seller's Corporation has provided the Buyer with the following financial statements of Seller's Corporation, correct and complete copies of which are set forth on Schedule 3.9 of the Shareholders Disclosure Schedule (collectively the "Financial Statements"): (i) audited balance sheets and statements of income and retained


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earnings and statements of cash flow of Seller's Corporation of and for the fiscal years ended June 30, 1999; and (ii) unaudited balance sheet at March 31, 2000 (the "Most Recent Balance Sheet") of Seller's Corporation as of and for the one month ended May 31, 2000 (together with the Most Recent Balance Sheet, the "Most Recent Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and fairly present the financial condition and results of operations of Seller's Corporation as of the times and for the periods referred to therein, but have not been audited.

        (b) Since 1 July 1999 the accounting records of Seller's Corporation have been prepared and maintained in form and substance adequate for an outside accounting firm to prepare audited financial statements in accordance with GAAP consistently applied throughout the periods covered thereby, and fairly and accurately reflect all of the assets and Liabilities of Seller's Corporation and all contracts and transactions to which Seller's Corporation are or were a party or by which the Business or assets of Seller's Corporation are or were affected subject to them not having been audited.

        (c) The corporate minute books of Seller's Corporation correctly reflect all resolutions adopted and all other corporate actions taken at all meetings or through consents of the directors (including committees thereof) and the Shareholders of the company. The stock transfer books and stock ledgers of Seller's Corporation are complete and correctly reflect all issuances and transfers of the capital stock of Seller's Corporation.

        3.10 Recent Events. Since March 31, 2000, Seller's Corporation has not experienced or suffered any Material Adverse Effect. Without limiting the generality of the foregoing, except as reflected on the Most Recent Financial Statements or Schedule 3.10 of the Shareholders Disclosure Schedule, since March 31, 2000, Seller's Corporation has not:

        (a) sold, leased, transferred or assigned any of their assets, tangible or intangible, other than in the Ordinary Course of Business;

        (b) accelerated, terminated, modified, canceled or committed any breach of any Contract;

        (c) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

        (d) granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

        (e) experienced any damage, destruction, or loss (whether or not covered by insurance) to any of its properties or assets (other than ordinary wear and tear not caused by neglect);

        (f) incurred any Indebtedness for borrowed money or created or suffered to exist any Security Interest upon any of its assets;

        (g) changed the manner in which the Business has been conducted, including, without limitation, collection of accounts receivable or payment of accounts payable;

        (h) changed the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates;

        (i) changed the relationships with any customer, supplier, contractors or agents which might reasonably be expected to have a Material Adverse Effect on any of its assets, the Business or the prospects of the Buyer with respect to any of the foregoing;

        (j) issued, sold, or otherwise disposed of any of its Stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its Stock, or any securities convertible or exchangeable into any of its Stock;


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        (k)    declared, set aside, or paid any dividend or distribution with respect to its Stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Stock;

        (l) entered into any transaction, arrangement or contract with, or distributed or transferred any cash, property or other assets to, any officer, director, Shareholder, key employee, agent or other insider or Affiliate of Seller's Corporation;

        (m) made or committed to make any capital expenditure or entered into any other transaction outside the Ordinary Course of Business;

        (n) entered into any sales agreements in excess of Pound Sterling 200,000 without prior consent from Buyer

        (o)    Altered or amended in any manner its Articles of Association;

        (p) entered into, amended or modified (beyond any amendments and modifications reflected in true and complete copies of such Plans delivered to Buyer) any Plan;

        (q) entered into any employment agreement or collective bargaining agreement or granted any increase in the salary of any officer or employee or paid any bonus to any officer or employee;

        (r)    experienced any work interruptions, labor grievances or claims;

        (s) entered into, amended or modified in any material respect, or terminated any Contract

        (t) consummated any transaction outside the Ordinary Course of Business; or

        (u)    committed (orally or in writing) to any of the foregoing.

        3.11   Undisclosed Liabilities.

        (a) Seller's Corporation has no Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of the Companies giving rise to any Liability),, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet, (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, environmental liability, product liability, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand), and (iii) Liabilities otherwise expressly disclosed in the Companies Disclosure Schedule.

        (b)    Set forth on Schedule 3.11 of the Shareholders Disclosure
Schedule is, in the case of those Liabilities which are not incurred in the Ordinary Course of Business and which are not fixed, a reasonable estimate of the maximum amount which may be payable with respect thereto. For each such Liability for which the amount is not fixed or is contested, the Shareholders have provided to Buyer the following information: (i) a summary description of the Liability; (ii) copies of all relevant documentation relating thereto; (iii) amounts claimed and any other action or relief sought; (iv) name of claimant and all other parties to the claim, suit or proceeding; and (v) a reasonable best estimate of the maximum amount, if any, which is likely to become payable with respect to each such Liability; and if no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

        3.12   Tax Matters.

        (a) Seller's Corporation has filed all Tax Returns that it was required to file on or prior to the date hereof.. All Taxes owed and due by Seller's Corporation for results of operations through the Closing Date (whether or not shown in any Tax Return) have been paid or have been adequately reflected on the Most Recent Balance Sheet. Seller's Corporation has not received notice of any claim made by any authority in a jurisdiction where Seller's Corporation does not file Tax Returns that Seller's Corporation is or may be subject to taxation by


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that jurisdiction. There are no Security Interests on any of the assets of
Seller's Corporation that arose in connection with any failure (or alleged failure) to pay any Tax when due.

        (b) Seller's Corporation has withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

        3.13   Properties.

        (a) The only premises occupied by Seller's Corporation are its leased office suite at 500 Chiswick High Road, London W4.

        (b) Except as set forth on Schedule 3.13(b) of the Shareholders Disclosure Schedule, Seller's Corporation owns good and marketable title, free and clear of all Security Interests, to all of the personal property and assets reflected on the Most Recent Balance Sheet or acquired after the date of the Most Recent Balance Sheet, except for (i) Security Interests which secure Indebtedness set forth on the Most Recent Balance Sheet; (ii) imperfections of title which are not, in the aggregate, material in character, amount or extent and which do not detract from the value or interfere with the present or presently contemplated use of the assets subject thereto or affected thereby; and (iii) Security Interests for current Taxes not yet due and payable, the Liability with respect to which is reserved on the Most Recent Balance Sheet.

        (c) Each of the leases of the equipment is in full force and effect. Seller's Corporation is not in default under any such leases. All leased equipment is maintained in accordance with the terms of applicable leases.

        (d) All of the machinery, vehicles, equipment and other tangible personal property and assets are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the Ordinary Course of Business. The personal property and assets owned by Seller's Corporation and shown on the Most Recent Balance Sheet or acquired after the date of the Most Recent Balance Sheet, the lease rights under the Property Lease and leases of personal property, collectively, include all assets necessary to the conduct of the Business as presently conducted or currently proposed to be conducted. None of the Shareholders, employees or independent contractors of Seller's Corporation or their respective Affiliates, owns any rights in any assets, real or personal, which are used in the Business.

        3.14   Intellectual Property.

        (a) Schedule 3.14 of the Shareholders Disclosure Schedule contains a complete and accurate list of all Trademarks, Software and Licenses-In and other items of Intellectual Property which are owned, licensed by or used in or necessary for the conduct of the Business as is currently conducted and presently contemplated to be conducted, or as to which Seller's Corporation has a contractual right to an assignment.

        (b) The rights of Seller's Corporation in and to each item of Intellectual Property are owned outright by Seller's Corporation, free and clear of any Security Interests or other restrictions. All of Seller's Corporation's rights in and to its Intellectual Property are freely assignable in their own name, including the right to create derivatives, and Seller's Corporation is not under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for use of any of the Intellectual Property. None of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge; no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or threatened, which challenges the legality, validity, enforceability, use or ownership of any of the Intellectual Property. Seller's Corporation has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to Intellectual Property.

        (c) No breach or default (or event which with notice or lapse of time or both would result in a breach or default) by Seller's Corporation exists or has occurred under any License-In or other agreement pursuant to which Seller's Corporation uses any Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) or result in a forfeiture under, or constitute a basis for termination of, any such License-In or other agreement.

        (d) Seller's Corporation owns or has the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by Seller's Corporation, and to conduct the Business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, including any right of Seller's Corporation to use or sublicense any Intellectual Property owned by others. The Intellectual Property includes all trademarks, trade names, service marks, copyrights and trade secrets, and the software includes all software, which are necessary to operate the Business as it is presently conducted and currently contemplated to be conducted and to satisfy and perform the contracts, commitments, arrangements and understandings with customers of Seller's Corporation set forth in Schedule
3.14 of Shareholders Disclosure Schedule. There is no reason Seller's Corporation will not be able to continue to own, possess or have access to, and to use, license and sub-license on reasonable terms, all Intellectual Property and other proprietary rights necessary for the lawful conduct of the Business as presently conducted without any infringement or conflict with the rights of others.

        (e) No Intellectual Property owned by Seller's Corporation, and no product or service practiced, offered, licensed sold or under development by Seller's Corporation, infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer except as disclosed in Schedule 3.14 of the Shareholders Disclosure Schedule. Except as disclosed in Schedule 3.14 of the Shareholders Disclosure Schedule, neither the Shareholders nor Seller's Corporation have received any written notice of any adversely held patent, invention, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that Seller's Corporation's use of any of the Intellectual Property infringes upon or is in conflict with any intellectual property or proprietary rights of any third party. There is no reason Seller's Corporation will not be able to continue to own, possess or have access to, and to use, license and sub-license on reasonable terms, all Intellectual Property and other proprietary rights necessary for the lawful conduct of the Business as presently conducted without any infringement or conflict with the rights of others.

        (f) Seller's Corporation has not sent or otherwise communicated to any other Person any notice, charge, claim or assertion of, any present, impending or threatened infringement by any other Person of any Intellectual Property.

        (g) of Seller's Corporation's Trademarks listed in Schedule 3.14 of the Shareholders Disclosure Schedule as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights have been so duly registered, filed in or issued, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States. Except as set forth in the preceding sentence, Seller's Corporation has at all times diligently protected its rights in the Intellectual Property and any related apparatus or processes and has maintained the confidentiality of its trade secrets and other confidential Intellectual Property, and there have been no acts or omissions by Seller's Corporation, the result of which would be to compromise the rights of Seller's Corporation to apply for or enforce appropriate legal protection of such Intellectual Property.

        (h) There are no agreements pursuant to which Seller's Corporation has licensed or transferred any rights to any of the Trademarks, Copyrights, Software, Proprietary Rights or Licenses-In.

        3.15 Contracts. Schedule 3.15 of the Shareholders Disclosure Schedule lists (1) each of the fifty (50) largest current customers of Seller's Corporation (based on gross revenues from January 1, 1998 through December 31,
1999); and (2) each of the following contracts, leases, subleases, licenses, sublicenses, plans, arrangements, commitments and other documents and instruments ("Contracts") to which Seller's Corporation is a party:

        (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties with annual payments exceeding Pound Sterling 10,000.00 or with a term exceeding one year

        (b) any written arrangement concerning a partnership or joint venture;

        (c) any written arrangement (or group of related written arrangements) under which Seller's Corporation has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) Indebtedness in excess of Pound Sterling 20,000.00 or (B) imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

        (d) any written arrangement concerning confidentiality or any written arrangement concerning non-competition other than confidentiality agreements executed in connection with potential acquisitions of or by Seller's Corporation;

        (e) any written arrangement not disclosed in the Shareholders Disclosure Schedule pursuant to any other provision in this Section 3.15 under which the consequences of a default or termination could have a Material Adverse Effect;

        (f) any contract with any labor union or contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis;

        (g) any guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection in the Ordinary Course of Business;

        (h) any agreement or commitment with respect to the lending or investing of funds to or in other Persons;

        (i) any license or royalty agreement (other than those disclosed on Schedule 3.14 of the Shareholders Disclosure Schedule);

        (j) any other contract or group of related contracts with the same party (or group of related parties) either (A) requiring payments after the date hereof by Seller's Corporation of more than Pound Sterling 10,000.00 or (B) not terminable by Seller's Corporation on sixty (60) days or less notice;

        (k) any agreement with any employee, the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated by this Agreement involving Seller's Corporation;

        (l) any agreement the benefits of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement;

        (m) any agreement or commitment with any of the Shareholders or any other officer, director or affiliate of Seller's Corporation;

        (n) any contract or agreement pertaining to the disposition of assets; and

        (o) any other written arrangement or group of related arrangements not entered into in the Ordinary Course of Business.

        (p) Any employment agreement which is not an agreement for employment terminable "at will".

The Shareholders have delivered or otherwise made available to Buyer a correct and complete copy of each written arrangement (including all amendments thereto) listed in Schedule 3.15 of the Shareholders Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding, enforceable against Seller's Corporation, and in full force and effect;
(ii) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect immediately after the Closing Date;
(iii) neither Seller's Corporation nor any other party is in breach or default (including, with respect to any express or implied warranty), and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived; and (iv) no party to any such written arrangement has repudiated any provision of any such written arrangement. Seller's Corporation is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in the Shareholders Disclosure Schedule under the terms of this Section 3.15. No confidentiality agreement executed in connection with potential acquisitions of or by Seller's Corporation, other than Buyer, grants any party exclusivity with respect to such acquisition. The Shareholders have delivered or otherwise made available to Buyer correct and complete copies of the general forms of customer contracts used by Seller's Corporation.

        3.16 Accounts Receivable. All accounts receivable of Seller's Corporation are reflected on the Most Recent Balance Sheet in accordance with GAAP and those which arose thereafter through Closing, arose out of a bona fide, arm's length transaction for the sale of services, (i) are valid receivables subject to no set-offs or counterclaims other than those effected in the Ordinary Course of Business; (ii) are current and collectible in the Ordinary Course of Business using normal collection practices. Since the date of the Most Recent Balance Sheet, there has not been a material change in the aggregate amount of the accounts receivable of the Business or the aging thereof.

        3.17 Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of Seller's Corporation.

        3.18 Litigation. Schedule 3.18 of the Shareholders Disclosure Schedule sets forth each instance in which Seller's Corporation, (a) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or to is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or tribunal whether in the UK or elsewhere. None of the charges, complaints, actions, suits, proceedings, hearings and investigations set forth in Schedule
3.18 of the Shareholders Disclosure Schedule could result in any Material Adverse Effect. Seller's Corporation is not aware of any basis on which any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against Seller's Corporation.

        3.19   Employees; Employment Matters.

        (a) Seller's Corporation is not aware that any key employee or group of employees have any plans to terminate their employment with Seller's Corporation as a result of the transactions contemplated hereby or otherwise. Seller's Corporation is not a party to or bound by any collective bargaining agreements, and Seller's Corporation has not experienced any strikes, grievances, other collective bargaining disputes or claims of unfair labor practices. Seller's Corporation is not aware that any organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of Seller's Corporation.

        (b) Schedule 3.19 of the Shareholders Disclosure Schedule contains a true, correct and complete list setting forth the names, current salaries or rates of compensation and years of service of all employees of Seller's Corporation.

        (c) Seller's Corporation has complied in all material respects with all applicable laws relating to labor.

        3.20 Employee Benefit Plans. All Plans are listed and briefly described in Schedule 3.20 of the Shareholders Disclosure Schedule. All such plans are in compliance with all laws, rules and regulations as may pertain to such plans and all plans are funded as required through the date of Closing.

        3.21 Licenses, Permits and Approvals. Schedule 3.21 of the Shareholders Disclosure Schedule lists all governmental and regulatory licenses, authorizations, franchises, certificates, permits and approvals, and all quality, safety and other industry group certifications and approvals ("Permits") necessary to the conduct of the Business. All such Permits are in full force and effect and all of such Permits are adequate for the operation of the Business as it is presently being conducted. There are no violations by Seller's Corporation of, or any claims or proceedings, pending or threatened, challenging the validity of or seeking to discontinue, any Permits. Seller's Corporation has conducted and is conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in the Permits, and are not in violation of any of the foregoing where such non-compliance or violation would result in the revocation of such Permit.

        3.22 Unlawful Payments. No payments of either cash or other consideration have been made to any Person by Seller's Corporation, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over Seller's Corporation.

        3.23 Compliance with Laws. Seller's Corporation is currently in compliance in all material respects with applicable law, rule or regulation of the United Kingdom, and no written notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by Seller's Corporation alleging any such violation. Seller's Corporation is conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in applicable laws, statutes, ordinances, permits, licenses, orders, approvals, authorizations, variances, rules, regulations, judicial decrees, common law and civil law, of all jurisdictions having authority over the Business and the assets, and none of them is in violation of any of the foregoing. In examining legal compliance, the parties agree that the laws of Great Britain shall apply.

        3.24   Insurance.

        (a) Schedule 3.24 of the Shareholders Disclosure Schedule sets forth details of each insurance policy to which Seller's Corporation is a party.

        (b) With respect to each such insurance policy (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) neither Seller's Corporation nor any other party is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy

        3.25   Environmental, Health, and Safety.

        (a) Seller's Corporation has complied with all applicable Environmental, Health, and Safety Laws, and Seller's Corporation has received no notification of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice against Seller's Corporation alleging any failure so to comply. mental, Health, and Safety Law.

        (b) All properties and equipment used by Seller's Corporation are now and at all relevant times have been free of Hazardous Substances.

        3.26 Brokers' Fees. There is no broker involved in this transaction and no broker fee, therefore shall be a part of this transaction or incurred by either party.

        3.27 Bank Accounts; Powers of Attorney. Set forth on Schedule 3.27 of the Shareholders Disclosure Schedule is a list of all of the bank accounts, safe deposit boxes and lock boxes used in connection with the Business (designating each authorized signatory). Neither Seller's Corporation nor any of the Shareholders has granted a power of attorney in respect thereof or with respect to any other matters to any person or entity, which power of attorney has not been terminated on or prior to the Closing.

        3.28 Potential Conflicts of Interest. So far as Seller's Corporation is aware except as set forth on Schedule 3.28 of the Shareholders Disclosure Schedule, no officer or director, of Seller's Corporation: (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings solely for investment purposes in securities of publicly traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Business; (b) owns, directly or indirectly, in whole or in part, any Intellectual Property which Seller's Corporation is using or the use of which is necessary for the Business; (c) has any cause of action or other claim whatsoever against the Business; or (d) has made, on behalf of Seller's Corporation, any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer or director of Seller's Corporation, or, a relative of any of the foregoing, is a partner or Shareholder (except stock holdings solely for investment purposes in securities of publicly traded companies).

        3.29 Disclosure. None of the representations and warranties of Shareholders contained herein, or any other statements by Seller's Corporation and Shareholders in this Agreement, the Shareholders Disclosure Schedules or the Exhibits, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading in any material respect.

                         ARTICLE IV. WARRANTIES OF BUYER

As a material inducement to the Shareholders to enter into and perform their respective obligations under this Agreement, Buyer hereby warrants to each of the Shareholders that the statements contained in this Article 4 are true and correct as of the date hereof and covenants that said statements will be true and correct as of the Closing Date.

        4.1 Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Washington and is in good standing under the laws of the State of Washington.

        4.2 Authorization of Transaction. Buyer has full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The entry into and performance hereof have been duly authorized by all necessary corporate action on the part of Buyer in accordance with its corporate charter, by-laws and applicable law and this Agreement constitutes a valid agreement, binding upon and enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies

        4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine which violation or conflict would have a material adverse effect,
(b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Buyer is specifically subject which violation or conflict would have a material adverse effect or any provision of its Article of Incorporation or By-Laws, or result in the creation of any Security Interest upon any of Buyer's assets pursuant to the terms thereof, or
(c) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Buyer is a party or by which it is bound or to which its assets are subject, except where such violations, conflicts, breaches, defaults or other events would not result in a material adverse effect or materially delay or interfere with the consummation of the transactions contemplated hereby.

        4.4 No Consents. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement except or such notices, filings, authorizations, consents or approvals which, if not obtained or made, would not have a material adverse effect.

        4.5 Brokers' Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Shareholders are or could become liable or obligated.

        4.6 Full Disclosure. None of the representations and warranties of Buyer contained herein, or any other statements by Buyer in this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. This Agreement, together with all other documents and information made available by Buyer to Seller's Corporation and its representatives pursuant hereto, present fairly the business and operations of Buyer.

        4.7 Ownership in Seller Corporation Stock. Buyer represents and warrants that it owns 125,000 shares of the common capital stock of Seller Corporation.

        4.8 Buyer's Warranty Regarding Share Registration. Buyer warrants that it will exercise best efforts, in good faith, to have stock consideration given by Buyer registered is soon as possible either contemporaneously with or immediately following Closing and, in no event, more than forty-five (45) days following closing. Such stock will be freely tradable on a recognized stock exchange or over-the-counter market at such time as the United States Securities and Exchange Commission releases such shares.

                               ARTICLE V. CLOSING

        5.1 Time and Place of Closing. The consummation of the purchase and sale of the Stock and the related transactions and deliveries herein provided for ("Closing") shall take place at 10 a.m., local time, on June 30, 2000, at the offices of Lasher Holzapfel Sperry & Ebberson P.L.L.C., or at such other time or place as the parties hereto may mutually agree. The date and time of Closing are referred to herein as the "Closing Date." Buyer has deposited with Seller's Corporation a payment of Pound Sterling 50,000. Such sum shall be forfeited if this transaction is not consummated in accordance with this Agreement within a reasonable period of time following execution of this Agreement by all parties and satisfaction of all conditions to closing and provided that Sellers have complied with all provisions herein. In the event all of the conditions to closing cannot be satisfied by September 30, 2000, Seller's Corporation shall return this amount. In the event such amount is forfeited, the parties agree that it shall constitute the sole liquidated damages for failure of Buyer to consummate this transaction.

        5.2 Documents to be Delivered by the Shareholders. At the Closing, the following instruments and documents shall be delivered or provided to Buyer or its designees by the Shareholders:

        (a) Certificates evidencing all of the issued and outstanding Stock, together with executed transfers separate from certificates sufficient to effect the transfers thereof to Buyer;

        (b) All third party consents and approvals set forth on Schedule 3.6 of the Shareholders Disclosure Schedule;

        (c) An executed Waiver and Release by each of the Shareholders in the form of Exhibit B, attached hereto;

        (d) The written resignations of all directors and officers of Seller's Corporation (except as specified by Buyer);

        (e)    Termination of all Existing Shareholder Agreements;

        (f) Evidence that all loans, debts, obligations or liabilities of any nature which are owned by or to any of the Shareholders, partners, officers, directors or key employees of Seller's Corporation have been paid in full or otherwise satisfied; and

        5.3 Documents to be Delivered by the Buyer. At the Closing, the following instruments, documents and showings shall be delivered or provided by
Buyer:

        (a) A copy of the text of the resolutions by which the corporate action on the part of Buyer necessary to approve this Agreement was taken, certified by Buyer's corporate secretary;

        (b) An incumbency certificate signed by an officer of Buyer certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant thereto; and

        (c) Such other documents or instruments as the Company may reasonably request in order to give effect to the transactions contemplated hereby.

        5.4 Conditions to Sellers Obligation to Close. Unless waived in writing by the Sellers, the obligation of the Sellers to sell the Stock to the Buyer shall be subject to the following conditions precedent:

               5.4.1 Representations and Warranties True. The representations and warranties made by the Buyer shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

               5.4.2 Performance. The Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed and complied with by the Buyer prior to or at the Closing.

        5.5 Conditions to Buyer's Obligation to Close. Unless waived in writing by the Buyer, the obligations of the Buyer to purchase the Stock shall be subject to the following conditions precedent:

               5.5.1 Representations and Warranties True. All the representations and warranties of the Sellers contained in or given in connection with this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if then made or given, except to the extent such warranties and representations may have been affected by changes specifically permitted by this Agreement.

               5.5.2 Performance. The Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by Sellers prior to or at the Closing.

               5.5.3 No Material Adverse Change. During the period from signing this Agreement to the Closing Date, there shall not have been any material adverse change in the financial condition of the Seller's Corporation, and the Seller's Corporation shall not have sustained any material loss or damage to its assets, whether or not insured, that affects its ability to conduct its business.

               5.5.4 All Shareholders Must Agree. All of the Sellers which constitute ownership of all of the stock issued and outstanding, except for the shares owned by Buyer, must agree to this transaction, including agreement on the disbursement of amounts owed to the Sellers, whether as sale proceeds, debt, interest, accrued expenses, salaries, bonus, commissions, preferred stock dividends, and any other amount that any Seller believes is owed to him or her by Seller's Corporation.

               ARTICLE VI. POST-CLOSING OBLIGATIONS OF THE PARTIES

        6.1 Further Obligations of the Parties. Each party shall execute all certificates, instruments and other documents and take all actions reasonably requested by the other party to effectuate the purposes of this Agreement and to consummate and evidence the consummation of the transactions herein provided for.

        6.2 No Interference. None of the Shareholders shall in any manner take or cause to be taken any action which is designed or intended, or might be reasonably anticipated to have the effect of discouraging customers, contractors, suppliers, referral sources, governmental agencies, insurance companies, lessors, consultants, advisors and other business associates from maintaining the same business relationships with Buyer or the Business after the date of this Agreement as were maintained with the Business prior to the date of this Agreement, and the Shareholders will use their best efforts to cause Seller's Corporation to insure that such business relationships are maintained.

        6.3    Confidentiality.

        (a) Each of the Shareholders (collectively, the "Restricted Parties") hereby agrees that, during the period beginning on the Closing Date and ending on the first anniversary of the Closing, except on behalf of Buyer, he or she will not, either directly or indirectly, either for profit or otherwise, impart or disclose lists of customers or potential customers.

        (b) Each of the Restricted Parties hereby agrees that he or she will not act as a consultant or expert witness (except as a fact witness subject to subpoena) in any litigation involving Buyer.

        (c) The parties hereto agree that the Business and Buyer would suffer irreparable harm from a breach by any Restricted Party of any of the covenants or agreements contained in this Section 6.3. In the event of an alleged or threatened breach by the Restricted Party of any of the provisions of this
Section 6.3, Buyer or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Confidentiality Period with respect to the Restricted Party in breach by a period equal to the length of the violation of this Section 6.3, and the Non-Competition Period described above will be tolled with respect to such Restricted Party until such alleged breach or violation is resolved). The Restricted Party agrees that the restrictions in this Section 6.3 are reasonable protections under the circumstances of the sale of the Business to Buyer.

        (d)    If, at the time of enforcement of any of the provisions of this
Section 6.3, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Restricted Party agrees that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

        (e)    The Restricted Party agrees that the covenants made in this
Section 6.3 shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

        6.4 Press Release and Announcements. Prior to the consummation of the transactions contemplated hereby, no press releases or public announcement relating to this Agreement and the transactions contemplated herein, or other announcements to the employees, clients, referral sources, customers and suppliers of the Business will be issued without the joint approval of Buyer; provided that the foregoing restriction shall cease to apply to announcements that Buyer believes in good faith is required by applicable law or any listing or trading agreement concerning the publicly-traded securities of its parent corporation.

                       ARTICLE VII. SURVIVAL OF WARRANTIES

        7.1    Survival. All of the warranties of the Shareholders contained in
Article 3 hereof shall survive the Closing (regardless of any knowledge or investigation of Buyer) and shall continue in full force and effect for a period of one (1) year thereafter provided that the warranties concerning title to the Stock as set forth in Section 3.1 and any Taxes shall survive for six (6) years thereafter (the "Survival Period"), after which such representations and warranties shall terminate and have no further force or effect. All of the representations and warranties of Buyer contained in Article 4 hereof (the "Buyer Representations") shall survive the Closing (regardless of any knowledge or investigation of the Shareholders) and shall continue in full force and effect until the expiration of the Survival Period. All covenants of the Parties in this Agreement shall survive the Closing and shall continue in full force thereafter.

        7.2 Indemnification by the Shareholders. Subject to Section 7.3, the Shareholders shall severally, indemnify, defend and hold Buyer, its Affiliates and their respective officers, directors, employees and agents harmless from and against the entirety of any Adverse Consequences Buyer may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences Buyer may suffer after the end of the Survival Period with respect to claims made within such period ("Buyer Indemnifiable Losses"), resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of the Shareholders set forth in this Agreement or in the Schedules, Exhibits or certificates delivered by them in connection herewith and all Liabilities arising from matters set forth in the Shareholders Disclosure Schedules shall be disregarded except to the extent any amount with respect thereto has been accrued on the Most Recent Balance Sheet; (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Shareholders set forth in this Agreement; (iii) without limiting the generality of the foregoing, any claim by any Person asserting any ownership interest in or rights to acquire any capital stock of Seller's Corporation, to the extent such ownership interest or rights are not set forth on Schedule 3.1 of the Shareholders Disclosure Schedule; (iv) any claims by third parties made against Seller's Corporation or Buyer after the Closing Date arising from or relating to any action, inaction, event, occurrence or circumstance occurring or existing prior to the Closing to the extent not provided for in the Most Recent Balance Sheet; and (vi) costs and expense of defending any action, demand or claim by any third-party against or affecting Buyer which, if true or successful, would give rise to a breach of representations, warranties or covenants of the Shareholders, even if such action, demand or claim ultimately proves to be untrue or unfounded.

        7.3 Limits on Shareholders' Indemnification. No Shareholder shall have any obligation to indemnify Buyer from and against any Buyer Indemnifiable Losses unless Buyer makes a written claim within the Survival Period with respect to the breach of which gives rise to Buyer Indemnifiable Losses

        7.4 Indemnification by Buyer. Subject to Section 7.5, Buyer shall indemnify, defend and hold the Shareholders harmless from and against the entirety of any Adverse Consequences the Shareholders may suffer, sustain or become subject to, through and after the date of the claim for indemnification, including any Adverse Consequences the Shareholders may suffer after the end of the Survival Period with respect to claims made within such period ("Shareholders Indemnifiable Losses"), resulting from, arising out of, relating to, in the nature of, or caused by: (i) any breach or inaccuracy of any representation or warranty of Buyer set forth in this Agreement, or in the schedules or certificates delivered by them in connection herewith; or (ii) any nonfulfillment or breach of any covenant or agreement on the part of Buyer set forth in this Agreement.

        7.5 Limits on Buyer's Indemnification. Buyer shall have no obligation to indemnify the Shareholders from and against any Shareholders Indemnifiable Losses unless the Shareholders makes a written claim within the Survival Period with respect to the breach of which gives rise to Shareholders Indemnifiable Losses.

        7.6    Matters Involving Third Parties.

        (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim by such Indemnified Party for indemnification against any other Party (the "Indemnifying Party") under this Agreement, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is damaged thereby.

        (b) Any Indemnifying Party will have the right to assume the defense of the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice, reasonably satisfactory to the Indemnified Party, so long as (i) the Indemnifying Party notifies the Indemnified Party, within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party (or by such earlier date as may be necessary under applicable procedural rules in order to file a timely appearance and response) that the Indemnifying Party is assuming the defense of such Third Party Claim and will indemnify the Indemnified Party against such Third Party Claim in accordance with the terms and limitations of this Section 7.6(b), (ii) the Indemnifying Party provides the Indemnified Party with reasonable evidence that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder with respect thereto, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

        (c) So long as the conditions set forth in Section 7.6(b) are and remain satisfied, then (i) the Indemnifying Party may conduct the defense of the Third-Party Claim in accordance with Section 7.6(b); (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has an actual or potential conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed), (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement, which either imposes an injunction or other equitable relief upon the Indemnified Party or does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, and (v) the Indemnified Party shall, at the Indemnifying Party's reasonable request and at the Indemnifying Party's expense, cooperate in the defense of the matter. In the event that the conditions in Section 7.6(b) are not satisfied in the case of any Third Party Claim, then the Indemnified Party may assume control of the defense of such claim; provided that, except as provided in Section 7.6(d) below, the Indemnified Party may not enter into any settlement or consent to the entry of any judgment with respect to the matter without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

        (d) If any injunction or other equitable relief is entered against the Indemnified Party during the course of any Third Party Claim, if brought during the Survival Period, and such injunction or equitable relief is not removed within ten (10) days (an "Indemnified Party Controlled Claim"), then (i) the Indemnified Party may assume control of the defense of, and, subject to the provisions of this Section 7.6(d), consent to the entry of any judgment or enter into any settlement with respect to, such Indemnified Party Controlled Claim; and (ii) the Indemnifying Parties will remain responsible in accordance with the terms and limitations of this Section 7.6 for any Buyer Indemnifiable Losses which Buyer may suffer arising out of or relating to such Indemnified Party Controlled Claim. The Indemnified Party may consent to the entry of any judgment or enter into any settlement of any Indemnified Party Controlled Claim in any manner it may deem appropriate, and the Indemnifying Party shall not be entitled to raise any objection in any other forum or proceeding to the amount or appropriateness of any such judgment or settlement.

        7.7 Set Off for Pending Claims. As of the time Buyer becomes required to indemnify or make any payments to the Shareholders under any provision of this Agreement including but not limited to Section 2.2(b), any employment agreement with a Shareholder or any document, instrument or other agreement referred to herein or executed in connection with the consummation of the transactions contemplated hereby, in addition to any other right available to Buyer hereunder at law or in equity, Buyer shall, notwithstanding the foregoing provisions, be entitled to withhold from such payments an amount equal to the amount of all claims for Buyer Indemnifiable Losses which have theretofore been finally resolved against the Shareholders but have not been paid.

        (a) No Contribution or Circular Recovery. The Shareholders shall not have any right of contribution against Buyer or Seller's Corporation with respect to any Buyer Indemnifiable Losses. Shareholders agree not to make any claim for indemnification against Seller's Corporation or Buyer by reason of the fact that any Shareholder or any of Shareholder's agents or other representatives was a controlling person, director, officer, employee, agent or other representative of Seller's Corporation or was serving as such for another Person at the request of Seller's Corporation (whether such claim is for losses of any kind or otherwise and whether such claim is pursuant to any statute, certificate of incorporation, by-law, contractual obligation or otherwise) with respect to any claim brought by Buyer against Shareholders under this Agreement.

        7.8 Termination. This Agreement may be terminated at, or any time prior to, the Closing (but not in any circumstances after the Closing) as follows:

               (i)   By mutual consent of the parties;

               (ii) By the Buyer or the Sellers, respectively, if upon the Closing, any condition precedent to Closing set forth herein for the benefit of the Buyer or the Sellers, respectively, shall not have been timely met;

               (iii) By the Buyer or the Sellers if the Closing shall not have occurred on or before September 30, 2000, or such later date as may have been agreed upon by the parties and the party desiring to terminate is not responsible for any delay in the Closing; or

               (iv) By Buyer or Sellers, respectively, if a representation or warranty made herein for the benefit of the Buyer or Sellers, respectively, or in any certificate, exhibit, schedule or document furnished to Buyer or Sellers, respectively, pursuant to this Agreement, is untrue in any material respect; or

               (v) By Buyer or Sellers if the other party shall have defaulted in any material respect in the performance of any material obligations of this Agreement.

Upon termination of this Agreement pursuant to subsections (i), (ii) or (iii), no party shall have any liability or obligation hereunder, and each party shall bear the expenses incurred by it. Termination under subsections (iv) or (v) shall be without prejudice to any rights the non-defaulting party may have for damages.

        7.9 Limitation of liability. The provisions of Schedule C shall apply to further limit the liability of the Shareholders in relation to the warranties contained in Article 3.

                     ARTICLE VIII. MISCELLANEOUS PROVISIONS

        8.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        8.2 Entire Agreement. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior communications, understandings, agreements, or documents with regard thereto.

        8.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties.

        8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        8.5 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail); or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

        If to Buyer:                      With a Copy to:
        -----------                       --------------
        Timeline, Inc.               Lasher, Holzapfel Sperry & Ebberson, PLLC
                                     601 Union Street, Suite 2600
                                     Seattle, Washington 98101
                                     Attn: Ronald E. Braley, Esq.
                                     Facsimile: 206-340-2563


        If to Shareholders:               And a Copy To:
        -------------------               --------------
        Terry Harvey                 Masons Solicitors
                                     30 Aylesbury Street
                                     London, EC1ROER
                                     England, United Kingdom
                                     Attn:  David Thomas, Esq.
                                     Facsimile 0207-490-2545

        Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

        8.6 Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with English law. Shareholders and Buyer agree that any legal action or proceeding arising out of or relating to this Agreement shall be instituted in the English Courts Buyer's discretion. The Shareholders irrevocably and unconditionally submit to the jurisdiction of such court in any such action or proceeding. The Shareholders agree that service of process may be made by mailing a copy of the summons to each of them at their addresses set forth above or at such other addresses which the Shareholders may subsequently specify to Buyer by written notice.

        8.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and each of the Shareholders. No waiver by any Party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind

        8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        8.9 Expenses. Except as otherwise explicitly provided in this Agreement, each of Buyer and the Shareholders will bear their or its own direct and indirect costs and expenses (including fees and expenses of legal counsel, audit and accounting fees, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. Notwithstanding the foregoing, Buyer agrees to reimburse Sellers for their reasonable cost of legal counsel engaged with respect to this transaction.

        8.10 Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Notwithstanding the foregoing, in no event shall any party be entitled to "double count" or recover twice with respect to any matter hereunder. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.11 Incorporation of Exhibits and Schedules. All Exhibits and Schedules hereto are incorporated herein by reference and made a part hereof.

        8.12 Enforcement Expenses. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing Party shall be entitled to recover, in addition to any other damages assessed, its reasonable attorneys' fees and costs incurred in resolving such dispute.

        8.13 Directly or Indirectly. Where any provision in this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken by such Person, directly or indirectly, through one or more intermediaries.

        8.14 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

                                    * * * * *
IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.


                            BUYER:
                            -----
                            Timeline, Inc.
                            By:
                               --------------------------------------------
                            Name: Charles R. Osenbaugh
                            Title: President



                            THE SHAREHOLDERS
                            ----------------


                            -----------------------------------------------
                                              Jean Harvey

                            -----------------------------------------------
                                              Terry Harvey

                            -----------------------------------------------
                                              Michael Evans

                            -----------------------------------------------
                                             Tracy Ellesmere

                            -----------------------------------------------
                                                Mark Gray

                            -----------------------------------------------
                                             William Seddon

                            -----------------------------------------------
                                               John Walder

                            -----------------------------------------------
                                              Nigel Pendse

                            -----------------------------------------------
                                           Ian McNaught Davis

                            -----------------------------------------------
                                             Darren Bourget

                            -----------------------------------------------
                                              Mark Buckler

                                   EXHIBIT A
                           Schedule of Consideration

                              [Attach spreadsheet]

                                   EXHIBIT B
                           Form of Waiver and Release

        The undersigned Seller hereby releases all of his/her right, title and interest to the shares held in Analyst Financials, Limited pursuant to this Agreement to sell all of his/her shares to Buyer and releases any and all claims that he/she might have without reservation with respect to any of the assets of Analyst Financials, Limited, including any and all claims for compensation or payment for consultation. With this release, the undersigned hereby irrevocably grants all share transfer powers coupled with an interest to Buyer to transfer such shares on the books of Analyst Financials, Limited and irrevocably appoints Buyer as their attorney-in-fact to effect such share transfer.

        Signed effective the date set forth below.

                                                   Date:
--------------------------------------------            ---------------
Jean Harvey

                                                   Date:
--------------------------------------------            ---------------
Terry Harvey

                                                   Date:
--------------------------------------------            ---------------
Michael Evans

                                                   Date:
--------------------------------------------            ---------------
Tracy Ellesmere

                                                   Date:
--------------------------------------------            ---------------
Mark Gray

                                                   Date:
--------------------------------------------            ---------------
William Seddon

                                                   Date:
--------------------------------------------            ---------------
John Walder

                                                   Date:
--------------------------------------------            ---------------
Nigel Pendse

                                                   Date:
--------------------------------------------            ---------------
Ian McNaught Davis

With respect to the undersigned, Darren Bourget, the parties have agreed to exempt from this Waiver his pre-existing right to Redundancy Compensation which will be payable following the closing of this transaction and is payable to him as of his date of employment termination. Buyer Initial: ______

                                                   Date:
--------------------------------------------            ---------------
Darren Bourget

                                                   Date:
--------------------------------------------            ---------------
Mark Buckler

                                    EXHIBIT C
                          LIMITATION OF SHAREHOLDERS IN
                       RELATION TO WARRANTIES IN ARTICLE 3

1. The Sellers shall be under no liability in respect of any claim for breach of the Warranties to the extent to which either the claim or the subject matter giving rise to such claim:

        (a) (in the case of any claim in respect of Taxation) occurs or arises as a result of an act or omission of Buyer, Seller's Corporation or any person deriving title or authority from either of them occurring after Closing other than in the ordinary course of business of the company or person in question;

        (b) occurs or arises as a result of any legislation not in force at the date hereof or as a result of any change of legislation (including, but not limited to, any increase in the rates of Tax in force at the date hereof) or in the custom or practice of any statutory body (including, but not limited to, the Inland Revenue and HM Customs and Excise) announced or put into general effect after the date of this Agreement (whether or not such change has retrospective effect);

        (c)    was covered by a policy of insurance validly in force at Closing.

2. The Seller shall not be liable (by way of damages or otherwise howsoever) in respect of any claim for breach of any Warranty unless it receives from the Buyer a written notice specifying the breach (giving all reasonable particulars of such claim together with an estimate of the amount claimed) before the expiry of the Survival Period.

3. Notwithstanding anything contained in this Agreement it is expressly hereby agreed and declared that:-

        (a) the Sellers shall have no liability in respect of any claim that a Warranty is (or is alleged to be) untrue, incorrect or misleading in whole or in part, if the aggregate established liability of the Vendor in respect of such claim is (or would, but for this provision, be) Pound Sterling 10,000 or less;

        (b) the Sellers shall have no liability in respect of any claim that a Warranty is (or is alleged to be) untrue, incorrect or misleading in whole or in part unless the established liability of the Sellers in respect of such claim, when aggregated with the established liability of the Sellers in respect of all other such claims made on the same occasion or previously exceeds (or would, but for this provision, exceed) Pound Sterling 50,000. In the event that the established liability of the Sellers, when aggregated as aforesaid, exceeds Pound Sterling 50,000 then the sum recoverable by Buyer in respect of such established liability shall (subject to paragraph (c) of this sub-clause) be the full amount thereof;

        (c) the maximum aggregate liability of the Sellers in respect of all claims for breach of the Warranties shall not exceed the amounts set forth in Exhibit A attached hereto setting forth the consideration paid to each individual Shareholder.

4. Any sum paid by the Sellers to Buyer pursuant to this Agreement shall be deemed to be a reduction of the price payable for the shares of Seller's Corporation.

5. Nothing in this Schedule or the Agreement shall in any way diminish Buyer's obligation at common law to mitigate its loss in respect of any claim for breach of the warranties or of any term of this Agreement.